Exhibit 10.6.2

EXECUTION COPY

OMNIBUS AMENDMENT AND APPROVAL OF MERGER
Omnibus Amendment and Approval of Merger, dated as of August 28, 2015 (this “Amendment”), among BARCLAYS BANK PLC (“Barclays” or the “Agent”), SUTTON FUNDING LLC (“Sutton” and together with Barclays, the “Purchasers”), BARCLAYS CAPITAL, INC. (“BCI”), GREEN TREE SERVICING LLC (“Green Tree”), DITECH MORTGAGE CORP (“Ditech”), WALTER INVESTMENT MANAGEMENT CORP. (the “Guarantor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Custodian (the “Custodian”) and in its capacity as Disbursement Agent (the “Disbursement Agent”) and U.S. BANK NATIONAL ASSOCIATION (the “Bank”).
RECITALS
WHEREAS, the Purchasers, Green Tree and Ditech are parties to (a) that certain Amended and Restated Master Repurchase Agreement, dated as of April 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”) and (b) that certain Second Amended and Restated Pricing Side Letter to Master Repurchase Agreement, dated as of April 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “MRA Pricing Side Letter”);
WHEREAS, Barclays and Green Tree are parties to (a) that certain Mortgage Loan Participation Purchase and Sale Agreement, dated as of March 11, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) and (b) that certain Mortgage Loan Participation Purchase and Sale Agreement Pricing Side Letter, dated as of March 11, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement Pricing Side Letter”);
WHEREAS, the Purchasers, Green Tree, Ditech, the Custodian and the Disbursement Agent are parties to that certain Amended and Restated Custodial and Disbursement Agreement, dated as of April 24, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Custodial Agreement”);
WHEREAS, the Guarantor made that certain Guaranty, dated as of March 11, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of the Purchasers;
WHEREAS, Barclays, Green Tree and the Disbursement Agent are parties to that certain Account Control Agreement, dated as of March 11, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Disbursement Account Control Agreement”);
WHEREAS, Barclays, Green Tree, Ditech and Bank are parties to that certain Deposit Account Control Agreement, dated as of April 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Deposit Account Control Agreement”);
WHEREAS, Barclays, BCI, Green Tree and Ditech are parties to that certain Global Netting and Security Agreement, dated as of March 11, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Global Netting Agreement” and together with the

Repurchase Agreement, the MRA Pricing Side Letter, the Purchase Agreement, the Purchase Agreement Pricing Side Letter, the Custodial Agreement, the Guaranty, the Disbursement Account Control Agreement and the Deposit Account Control Agreement, the “Facility Documents”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in Facility Documents, as applicable;
WHEREAS, Green Tree and Ditech provided written notice to the Purchasers, the Custodian, the Disbursement Agent and the Bank that, effective on or about August 31, 2015 (the “Merger Date”), (i) Ditech and DT Holdings LLC will be merged with and into Green Tree; (ii) the surviving entity shall change its legal name to “Ditech Financial LLC”, a Delaware limited liability company; and (iii) Ditech Financial LLC shall continue as the sole surviving entity assuming all rights and liabilities of Ditech and Green Tree (collectively, the “Merger”); and
WHEREAS, the Purchasers, BCI Green Tree, Ditech, the Guarantor, the Custodian, the Disbursement Agent, and the Bank, as applicable, have agreed, subject to the terms and conditions of this Amendment, to amend the Facility Documents to set forth herein.
NOW THEREFORE, the Purchasers, BCI Green Tree, Ditech, the Guarantor, the Custodian, the Disbursement Agent, and the Bank hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Facility Documents are hereby amended as follows:
SECTION 1.Incorporation of Recitals. The above Recitals are hereby made a part of this Amendment, and Green Tree and Ditech finally and irrevocably admit, stipulate, acknowledge, and agree that each of the Recitals is true and correct.
SECTION 2.    Approval of Merger. Subject to the satisfaction of each of the conditions precedent set forth in Section 4 below, the Agent hereby approves the Merger.
SECTION 3.    Amendments. Effective upon the effectiveness of the Merger and from and after the Merger Date,
(a)    each of the Facility Documents is hereby amended by deleting any and all references to “Green Tree Servicing LLC” and “Ditech Mortgage Corp.” and replacing such names with “Ditech Financial LLC”;
(b)    each of the Facility Documents is hereby amended by deleting any and all references to the addresses of Green Tree Servicing LLC and Ditech Mortgage Corp. and replacing such addresses with the following:
Ditech Financial LLC
3000 Bayport Drive, Suite 880
Tampa, Florida 33607
Attention: General Counsel
(c)    each of the Facility Documents is hereby amended by deleting any and all references “Sellers” and replacing such references with “Seller”;

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(d)    Section 2(a) of the Repurchase Agreement is hereby amended by deleting the defined term “Seller” in its entirety and replacing it with the following:
“Seller” means Ditech Financial LLC and its successors.
(e)    Section 14(g)(ii) of the Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following, modified text underlined and deleted text struck out for review purposes only:
Seller shall comply with the following financial covenants:
(A) Seller shall maintain a ~~combined~~ Tangible Net Worth of not less than the greater of (x) $200,000,000, (y) 2.50% of the Aggregate Forward Rate Locks, or (z) 5.00% of Seller’s ~~combined~~ outstanding recourse debt at month end.
(B) At all times, Seller shall have ~~combined~~ unrestricted cash and cash equivalents in an amount of not less than the greater of (x) $25,000,000, (y) 0.50% of the Aggregate Forward Rate Locks, or (z) 1.00% of Seller’s ~~combined~~ outstanding recourse debt.
(C) ~~At no time shall~~ The ratio of Seller’s ~~combined~~ Indebtedness (excluding nonrecourse Indebtedness and excluding all Indebtedness that relates to a Seller’s guarantee obligations of its Parent Company’s debt) to ~~combined~~ Tangible Net Worth ~~exceed~~ shall not be less than 12:1 at month end.
(f)    Section 21 of the Repurchase Agreement is Agreement is hereby amended by deleting the words “; JOINT AND SEVERAL LIABILITY OF SELLERS” from the heading thereof and deleting subsection (d) thereof in its entirety.
(g)    Section 4(c) of the Custodial Agreement is hereby amended by deleting the first (1st) sentence thereof and replacing it with the following sentence, modified text underlined for review purposes only:
The Disbursement Agent shall, in accordance with the Account Control Agreement, establish and maintain a non-interest bearing trust account entitled “Ditech Financial/Barclays Disbursement Account,” account number 39131800 (the “Disbursement Account”), in trust for the benefit of the Seller, subject to the security interest of the Buyer and its designees, under the Repurchase Agreement.
(h)    Section 4(c) of the Custodial Agreement is hereby amended by deleting the second (2nd) sentence thereof and replacing it with the following sentence, deleted text struck out for review purposes only:

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Notwithstanding any other provision herein and solely for purposes of establishing Buyer’s “control” (as defined in the Uniform Commercial Code) over the Disbursement Account, the Disbursement Agent agrees that it will comply with instructions originated by the Buyer directing disposition of the funds in the Disbursement Account without further consent by the Seller~~, provided, however, the Disbursement Agent shall have no duty to verify which Seller is selling the related Mortgage Loans to the Buyer~~.
(i)    Section 4(c) of the Custodial Agreement is hereby amended by deleting the seventh (7th) sentence thereof and replacing it with the following sentence, deleted text struck out for review purposes only:
In no event shall the Disbursement Agent have any obligation to verify wire instructions, Electronic Transmissions, or Purchase Price ~~or which Seller is selling the related Mortgage Loans to the Buyer~~, to reconcile such wire amounts received by it from the Buyer or the Seller (or, if applicable, any Warehouse Lender), or to release any funds prior to receipt thereof from the Buyer or the Seller, as applicable.
(j)    Section 1(a) of the Disbursement Account Control Agreement is hereby amended by deleting that section in its entirety and replacing it with the following:
The Debtor hereby directs the Disbursement Agent to establish, and the Disbursement Agent hereby will establish, a non-interest bearing trust account entitled “Ditech Financial/Barclays Disbursement Account”, account number 39131800 (the “Disbursement Account”), identified as held in trust for the benefit of the Debtor, as “customer” (as defined in Section 4-104(a)(5) of the UCC), subject to the security interest of the Secured Party, to be maintained as a segregated account by the Disbursement Agent, as a disbursement agent.
(k)    The third (3rd) recital of the Deposit Account Control Agreement is hereby amended by deleting such recital in its entirety and replacing it with the following:
WHEREAS, Seller has established that certain segregated, non-interest bearing account, Acct. # 104790830111, entitled “Ditech Financial, for the benefit of Barclays Bank PLC and its assignees,” and referred to in the Repurchase Agreement as the Collection Account and in the Purchase and Sale Agreement as the Custodial Account (herein, the “Deposit Account”) with the Bank, which is subject to the security interest of Purchaser and maintained with Bank pursuant to this Agreement;
SECTION 4.    Conditions Precedent to Approval of Merger and the Amendments.
4.1    Conditions to Approval of Merger. As a condition precedent to the Agent’s approval of the Merger, on and as of the Merger Date and upon the effectiveness of the Merger, each of the following conditions shall be satisfied:

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(a)    no Default or Event of Default has occurred and is continuing or will otherwise result from the Merger;

(b)    the Merger is completed no later than the Merger Date, with the Merger causing, by operation of law, Green Tree (and Ditech Financial LLC following the name change) to assume all of Ditech’s obligations under its existing contracts, including the Facility Documents and the other Program Documents;

(c)    Green Tree and Ditech have received reasonably equivalent consents or approvals from all of its other counterparties, (i) if such consents or approvals are required pursuant to any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by Green Tree and/or Ditech and such counterparty or (ii) if the failure to receive such consents or approvals would not constitute a default, potential event of default or event of default (howsoever defined) under any such agreement or facility; and

(d)    Green Tree and Ditech have duly executed and delivered this Amendment and each of the documents identified in Section 4.2 below to the Purchasers.
4.2    Additional Conditions Precedent to Approval of Merger and the Amendments. As a condition precedent to the Agent’s approval of the Merger and the amendments contained herein, Green Tree and Ditech shall:
(a)     prior to the Merger Date, furnish (or cause to be furnished) to the Purchasers a duly authorized and executed copy of the Agreement and Plan of Merger;

(b)    prior to the Merger Date, furnish (or cause to be furnished) to the Purchasers a copy of the file-stamped evidence of the Certificates of Merger filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of California (the “Certificates of Merger”);

(c)    prior to the Merger Date, furnish to the Purchasers officer’s certificates of duly authorized officers of Green Tree and Ditech, dated and effective immediately prior to the effectiveness of the Merger, certifying the authenticity of and furnishing duly authorized and executed copies of all resolutions authorizing (i) the Merger of Ditech with and into Green Tree; (ii) Green Tree’s assumption of all of Ditech’s obligations under the Facility Documents and other Program Documents (as defined in both the Repurchase Agreement and Purchase Agreement); and (iii) the change of Green Tree’s name to “Ditech Financial LLC”;

(d)    promptly following the Merger Date, furnish to the Purchasers an officer’s certificate of a duly authorized officer of Ditech Financial LLC, dated as

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of a date promptly following the Merger Date, certifying the authenticity of and furnishing duly authorized and executed copies of (i) the Second Amended and Restated Limited Liability Company Agreement of Ditech Financial LLC, (ii) the Certificates of Merger of Ditech Financial LLC, and (iii) a certificate of good standing of Ditech Financial LLC dated as of or promptly after the Merger Date;

(e)    prior to the Merger Date, furnish notice to the Custodian, the Disbursement Agent, the Bank, any security intermediary, any paying agent, any Servicer, any Takeout Investor and MERS, as applicable, of the Merger and comply with such party’s reasonable requests and related timelines with regard to any required amendments, assumption and acknowledgement agreements;
(f)    prior to the Merger Date, furnish notice to the Subservicer, pursuant to that certain Subservicing Agreement, dated as of July 15, 2013, and the Servicer Notice, notifying the Subservicer of the Merger;
(g)    prior to the Merger Date, furnish to the Purchasers confirmation of delivery of the Certificate of Merger and notification of the change of the surviving entity’s name to MERS and, promptly following the Merger Date, a duly executed copy of any amendments to the Electronic Tracking Agreements or a duly executed copy of a new electronic tracking agreement among the Purchasers, MERSCORP Holdings, Inc., MERS and Ditech Financial LLC;
(h)    in a reasonable time following the Merger Date, furnish to the Purchasers duly authorized and executed copies of amendments to the Intercreditor Agreement, Joint Account Control Agreement and Joint Securities Account Control Agreement memorializing Ditech Financial LLC’s succession to the rights, duties and obligations of Green Tree thereunder; and
(i)     promptly following the Merger Date, furnish to the Purchasers an officer’s certificate of an authorized officer of Ditech Financial LLC certifying that Ditech Financial LLC fully satisfies and is in compliance with all representations, warranties, covenants, terms and conditions of the Facility Documents and the other Program Documents in its capacity as successor by merger to Green Tree and Ditech.
The Agent’s approval of the Merger and this Amendment shall not be effective to the extent that any of the foregoing condition precedent of this Section 4 are not satisfied on or prior to the date specified therein.
SECTION 5.    UCC Matters. Green Tree and Ditech hereby authorized and permit the Purchasers to take any and all steps as they may deem necessary or desirable, in the Purchaser’s sole and absolute discretion, to continue the perfection of the Purchasers’ security interests under the Uniform Commercial Code in the Purchased Assets and such other items of collateral in which Green Tree and Ditech have granted the Purchasers a security interest.

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SECTION 6.    Effectiveness of Amendment. The parties hereto agree that this Amendment shall not be effective until the later of (i) the execution and delivery of this Amendment by the parties hereto and (ii) the satisfaction of the condition precedent specified in Section 4 above.
SECTION 7.    Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Facility Documents shall remain in full force and effect and all such provisions shall apply equally to the terms and conditions set forth herein. After this Amendment becomes effective, all references in the Facility Documents (or in any other document relating to the Mortgage Loans) to “this Agreement,” “hereof,” “herein” or words of similar effect referring to such respective Facility Document shall be deemed to be references to such Facility Document as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Facility Documents other than as set forth herein. This Amendment and the Facility Documents represent the entire agreement between the parties hereto with respect to the subject matter hereof, and fully supersedes any and all prior agreements (whether written or oral) between the parties concerning the subject matter hereof.
SECTION 8.    Reaffirmation of Guaranty. The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Ditech Financial LLC to the Purchasers under the Facility Documents and the other Program Documents, as amended hereby.
SECTION 9.    Further Assurances. At the request of the Purchasers or the Agent, Green Tree, Ditech, Ditech Financial LLC, the Guarantor, the Custodian, the Disbursement Agent and the Bank shall promptly execute or endorse such additional instruments and other writings, and take such other action, as the Purchasers or the Agent may reasonably request to effect or evidence the Merger, the amendments of the Facility Documents and other Program Document, or the protect any liens or security interests in favor of the Purchasers or BCI.
SECTION 10.    Binding Effect. This Amendment shall be binding on and shall inure solely to the benefit of the parties hereto and their respective successors and assigns.
SECTION 11.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 12.    Counterparts. This agreement may be executed by each party hereto on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one agreement. Delivery of an executed counterpart by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart. Headings in this Agreement are for reference only and shall not form part of this Agreement.
SECTION 13.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW

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YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
SECTION 14.    Direction to Custodian and Disbursement Agent. Each of Green Tree and Ditech hereby consents to and directs the Custodian and Disbursement Agent to execute this Amendment and acknowledges and agrees that the Custodian and Disbursement Agent shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Custodian and Disbursement Agent and its officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction. For the avoidance of doubt, the Custodian and Disbursement Agent have not reviewed and are not responsible for the terms of the any Facility Documents to which it is not a party, or any references in this Amendment to such Facility Documents to which it is not a party (including but not limited to the Repurchase Agreement). In the event of any question or dispute as to the terms and conditions of this Amendment, as it relates to Facility Documents to which it is not a party, the Custodian and Disbursement Agent may rely conclusively on any written determination or direction furnished to it by the Agent. The Custodian and Disbursement Agent execute this Amendment with respect to Section 3 as it relates to the Custodial Agreement and the Disbursement Account Control Agreement only.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.
BARCLAYS BANK PLC, as Barclays

By:	/s/ Arvind Mohan
Name: Arvind Mohan
Title: Director

SUTTON FUNDING LLC, as Sutton

By:	/s/ Ellen Kiernan
Name: Ellen Kiernan
Title: Vice President

BARCLAYS CAPITAL Inc., as BCI

By:	/s/ Joseph O. Doherty
Name: Joseph O. Doherty
Title: Managing Director

GREEN TREE SERVICING LLC, as Green Tree

By:	/s/ Cheryl Collins
Name: Cheryl Collins
Title: SVP & Treasurer

DITECH MORTGAGE CORP, as Ditech

By:	/s/ Joseph Ruhlin
Name: Joe Ruhlin
Title: Treasurer

Signature Page to Omnibus Amendment and Approval of Merger (Barclay/Ditech Financial)

WALTER INVESTMENT MANAGEMENT CORP., as Guarantor

By:	/s/ Cheryl Collins
Name: Cheryl Collins
Title: SVP & Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Custodian

By:	/s/ Youa Vang
Name: Youa Vang
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Disbursement Agent
By: /s/ Kelly J. Rentz
Name: Kelly J. Rentz
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Bank
By: /s/ Gaylan J. Frazier
Name: Gaylan J. Frazier
Title: Vice President

Signature Page to Omnibus Amendment (Barclay/Ditech Financial)